Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 1, 2024, pursuant to the previously announced Purchase and Sale Agreement, dated September 1, 2023 (the “Purchase Agreement”), by and among Terphane LLC (“Terphane LLC”), Terphane Limitada (“Limitada” and together with Terphane LLC, the “Companies” or “Terphane”), Tredegar Film Products (Latin America), Inc. (“LatAm”), Terphane Acquisition Corp. II (“Tac II”), TAC Holdings, LLC (“TAC”), Tredegar Investments LLC (“Investments” and together with LatAm, Tac II and TAC, the “Sellers”), and Tredegar Corporation (“Tredegar”), in its capacity as representative of the Sellers and for the purposes of guaranteeing Sellers’ payment and performance obligations under the Purchase Agreement, Packfilm US, LLC (“Packfilm”), Film Trading Importaçãcao e Representaçãcao Ltda. (“Film Trading” and together with Packfilm, the “Buyers”) and Oben Holding Group S.A.C. (“Oben”), in its capacity as representative of the Buyers and for the purposes of guaranteeing Buyers’ payment and performance obligations under the Purchase Agreement, the Sellers completed the sale to the Buyers of 100% of the issued and outstanding equity interests of the Companies (the “Terphane Divestiture”).

On November 1, 2024 (“Closing Date”), Tredegar completed the sale of Terphane to Oben. At closing, Tredegar received $60 million in cash, which is net of Terphane debt assumed by Oben of $20 million and Terphane cash retained by Oben of $2 million. Accordingly, on a cash-free and debt-free basis, the enterprise value of the Terphane Divestiture transaction at closing for Tredegar was $78 million. Tredegar anticipates receiving an additional $7 million in cash following the release of certain escrow funds within 120 days of closing. The cash proceeds received by Tredegar at closing are after deducting projected Brazil withholding taxes, net working capital adjustments, escrow funds, U.S. capital gains taxes and transaction expenses. The total estimated proceeds from the Terphane Divestiture are required to be used to pay down the outstanding borrowings under Tredegar’s senior secured asset-based revolving credit facility (the “ABL Facility”).

The following unaudited pro forma condensed consolidated financial information has been derived from Tredegar’s historical consolidated financial statements, which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2024, reflects Tredegar’s financial position as if the Terphane Divestiture had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024, and for each of the years ended December 31, 2023, 2022, and 2021 reflect Tredegar’s operating results as if the Terphane Divestiture had occurred as of January 1, 2021. In addition, the unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations reflect certain adjustments, as described herein, that are incremental to those related to the Terphane Divestiture, as if they occurred on June 30, 2024 and January 1, 2021, respectively.

The Companies sold in the Terphane Divestiture comprise Tredegar’s Flexible Packaging Films business, which is currently reported by Tredegar as a separate reportable business segment. In Tredegar’s future public filings, the historical financial results of the Flexible Packaging Films business will be reflected in Tredegar’s consolidated financial statements as discontinued operations under GAAP for all periods.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:

•

Tredegar’s audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the year ended December 31, 2023; and

•

Tredegar’s unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024.

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated financial information was prepared for illustrative and informational purposes only and does not necessarily reflect what Tredegar’s results of operations or financial position would have been had the Terphane Divestiture occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information has been prepared based upon the best information available to Tredegar’s management and is subject to the assumptions, estimates and related adjustments described below and in the accompanying notes to the unaudited pro forma condensed consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information is not necessarily indicative of Tredegar’s future operating results or financial position at any future date. Tredegar’s actual financial position and results of operations may materially differ from the pro forma amounts reflected herein due to a variety of factors. The Terphane Divestiture column removes the assets, liabilities and results of operations and also gives effect to adjustments to reflect the net cash proceeds from Oben. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date.

Tredegar Corporate and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

	June 30, 2024
(in thousands)	Historical Tredegar	Less: Terphane Divestiture Note 1	Note	Use of Proceeds	Note	Other Transaction Adjustments	Note	Pro Forma Tredegar
Assets
Current assets:
Cash and cash equivalents	$3,510	$56,694	[2](i)	$(59,565)	[3]	$4,789	[5]	$5,428
Restricted cash	5,159	(370)		—		(4,789)	[5]	—
Accounts and other receivables, net	83,895	(14,159)		—		—		69,736
Income taxes recoverable	789	—	[2](iv)	—		—		789
Inventories	89,242	(32,895)		—		—		56,347
Prepaid expenses and other	8,170	(1,124)		—		—		7,046

Total current assets	190,765	8,146		(59,565)		—		139,346
Property, plant and equipment, at cost	538,181	(41,594)		—		—		496,587
Less: accumulated depreciation	(366,336)	12,809		—		—		(353,527)

Net property, plant and equipment	171,845	(28,785)		—		—		143,060
Right-of-use leased assets	16,209	(557)		—		—		15,652
Identifiable intangible assets, net	8,811	(606)		—		—		8,205
Goodwill	35,717	—		—		—		35,717
Deferred income taxes	23,600	(2,369)	[2](iii)	—		7,017	[2](iii)	28,248
Other assets	3,465	(155)		—		—		3,310

Total assets	$450,412	$(24,326)		$(59,565)		$7,017		$373,538

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$93,006	$(24,254)		$—		$—		$68,752
Accrued expenses	27,015	(6,925)		—		—		20,090
Lease liability, short-term	2,877	(164)		—		—		2,713
ABL revolving facility (matures on June 30, 2026)	122,000	—		(59,565)	[3]	(62,435)	[5]	—
Income taxes payable	257	(205)	[2](iv)	—		—		52

Total current liabilities	245,155	(31,548)		(59,565)		(62,435)		91,607
Lease liability, long-term	14,610	(399)		—		—		14,211
Long-term debt	20,000	(20,000)		—		62,435	[5]	62,435
Pension and other postretirement benefit obligations, net	6,524	—		—		—		6,524
Other non-current liabilities	4,159	(182)		—		—		3,977

Total liabilities	290,448	(52,129)		(59,565)		—		178,754
Shareholders’ equity:
Common stock, no par value	62,493	—		—		—		62,493
Common stock held in trust for savings restoration plan	(2,233)	—		—		—		(2,233)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustment	(90,273)	100,379	[2](ii)	—		—		10,106
Gain (loss) on derivative financial instruments	(564)	(60)	[2](ii)	—		—		(624)
Pension and other postretirement benefit adjustments	484	—		—		—		484
Retained earnings	190,057	(72,516)	[2](ii)			7,017	[2](iii)	124,558

Shareholders’ equity	159,964	27,803		—		7,017		194,784

Total liabilities and shareholders’ equity	$450,412	$(24,326)		$(59,565)		$7,017		$373,538

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

Tredegar Corporate and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	Six Months Ended June 30, 2024
(in thousands, except per share data)	Historical Tredegar	Less: Terphane Divestiture Note 1	Note		Use of Proceeds	Note		Pro Forma Tredegar
Revenues and other items:
Sales	$365,971	$(68,059)			$—			$297,912
Other income (expense), net	331	(3)			—			328

	366,302	(68,062)			—			298,240
Costs and expenses:
Cost of goods sold	290,708	(56,589)			—			234,119
Freight	13,748	(3,403)			—			10,345
Selling, general and administrative	38,144	(2,529)	[6	]	—			35,615
Research and development	519	(396)			—			123
Amortization of identifiable intangibles	948	(48)			—			900
Pension and postretirement benefits	109	—			—			109
Interest expense	6,834	(1,142)			(2,489)	[3	]	3,203
Asset impairments and costs associated with exit and disposal activities, net of adjustments	587	—			—			587

Total	351,597	(64,107)			(2,489)			285,001

Income (loss) before income taxes	14,705	(3,955)			2,489			13,239
Income tax expense (benefit)	2,625	(752)			473	[4	]	2,346

Net income (loss)	$12,080	$(3,203)			$2,016			$10,893

Earnings (loss) per share:
Basic	$0.35							$0.32
Diluted	$0.35							$0.32
Shares used to compute earnings (loss) per share:
Basic	34,350							34,350
Diluted	34,350							34,350

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

Tredegar Corporate and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	Year Ended December 31, 2023
(in thousands, except per share data)	Historical Tredegar	Less: Terphane Divestiture Note 1	Note		Use of Proceeds	Note		Pro Forma Tredegar
Revenues and other items:
Sales	$704,825	$(131,502)			$—			$573,323
Other income (expense), net	(2,147)	(2)			—			(2,149)

	702,678	(131,504)			—			571,174
Costs and expenses:
Cost of goods sold	599,110	(118,669)			—			480,441
Freight	26,933	(5,177)			—			21,756
Selling, general and administrative	76,207	(10,819)	[6	]	—			65,388
Research and development	3,761	(867)			—			2,894
Amortization of identifiable intangibles	1,897	(139)			—			1,758
Pension and postretirement benefits	10,844	—			—			10,844
Interest expense	11,607	(384)			(4,907)	[3	]	6,316
Asset impairments and costs associated with exit and disposal activities, net of adjustments	5,167	(107)			—			5,060
Pension settlement loss	92,291	—			—			92,291
Goodwill impairment	34,891	—			—			34,891

Total	862,708	(136,162)			(4,907)			721,639

Income (loss) before income taxes	(160,030)	4,658			4,907			(150,465)
Income tax expense (benefit)	(54,125)	1,375			1,450	[4	]	(51,300)

Net income (loss)	$(105,905)	$3,283			$3,457			$(99,165)

Earnings (loss) per share:
Basic	$(3.10)							$(2.91)
Diluted	$(3.10)							$(2.91)
Shares used to compute earnings (loss) per share:
Basic	34,133							34,133
Diluted	34,133							34,133

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

Tredegar Corporate and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	Year Ended December 31, 2022
(in thousands, except per share data)	Historical Tredegar	Less: Terphane Divestiture Note 1	Note		Use of Proceeds	Note		Pro Forma Tredegar
Revenues and other items:
Sales	$938,564	$(176,579)			$—			$761,985
Other income (expense), net	1,009	51			—			1,060

	939,573	(176,528)			—			763,045
Costs and expenses:
Cost of goods sold	764,042	(133,493)			—			630,549
Freight	34,982	(8,440)			—			26,542
Selling, general and administrative	78,790	(9,179)	[6	]	—			69,611
Research and development	6,214	(891)			—			5,323
Amortization of identifiable intangibles	2,520	(396)			—			2,124
Pension and postretirement benefits	14,569	—			—			14,569
Interest expense	4,990	78			(927)	[3	]	4,141
Asset impairments and costs associated with exit and disposal activities, net of adjustments	622	—			—			622

Total	906,729	(152,321)			(927)			753,481

Income (loss) before income taxes	32,844	(24,207)			927			9,564
Income tax expense (benefit)	4,389	(7,705)			295	[4	]	(3,021)

Net income (loss)	$28,455	$(16,502)			$632			$12,585

Earnings (loss) per share:
Basic	$0.84							$0.37
Diluted	$0.84							$0.37
Shares used to compute earnings (loss) per share:
Basic	33,806							33,806
Diluted	33,826							33,826

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

Tredegar Corporate and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	Year Ended December 31, 2021
(in thousands, except per share data)	Historical Tredegar	Less: Terphane Divestiture Note 1	Note		Use of Proceeds	Note		Pro Forma Tredegar
Revenues and other items:
Sales	$826,455	$(147,311)			$—			$679,144
Other income (expense), net	20,265	(8,469)			—			11,796

	846,720	(155,780)			—			690,940
Costs and expenses:
Cost of goods sold	649,690	(102,678)			—			547,012
Freight	28,232	(7,334)			—			20,898
Selling, general and administrative	74,964	(7,231)	[6	]	—			67,733
Research and development	6,347	(635)			—			5,712
Amortization of identifiable intangibles	1,704	(392)			—			1,312
Pension and postretirement benefits	14,160	—			—			14,160
Interest expense	3,386	46			(395)	[3	]	3,037
Asset impairments and costs associated with exit and disposal activities, net of adjustments	1,127	—			—			1,127

Total	779,610	(118,224)			(395)			660,991

Income (loss) before income taxes	67,110	(37,556)			395			29,949
Income tax expense (benefit)	9,284	(8,306)			87	[4	]	1,065

Net income (loss)	$57,826	$(29,250)			$308			$28,884

Earnings (loss) per share:
Basic	$1.72							$0.86
Diluted	$1.72							$0.86
Shares used to compute earnings (loss) per share:
Basic	33,563							33,563
Diluted	33,670							33,670

See the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Terphane Business Discontinued Operations

Note 1.

The Terphane Divestiture reflects Tredegar’s assets, liabilities, shareholders’ equity, revenue and expenses of the Flexible Packaging Films business prepared in accordance with discontinued operations guidance set forth in Accounting Standards Codification (“ASC”) 205. Furthermore, an allocated portion of the historical income tax expense (benefit) has been attributed to the Terphane Divestiture discontinued operations pursuant to ASC 740 Income Taxes for each of the periods.

The amounts are considered preliminary, and as such, actual results could materially differ from these estimates.

Use of Proceeds and Other Transaction Adjustments

Note 2.

Reflects the Terphane Divestiture pursuant to the Purchase and Sale Agreement, adjustments required to record the estimated cash proceeds (net of transaction costs) received in connection with the Terphane Divestiture and recognition of the estimated loss on sale in retained earnings as if the transaction had occurred on June 30, 2024.

(i)	Estimated net cash proceeds in connection with the Terphane Divestiture are as follows:

(in thousands)
Base purchase price	$116,000
Purchase price adjustment(a)	(41,553)
Costs to sell(b)	(4,114)
Brazil withholding taxes(c)	(10,768)

Net cash proceeds(d)	$59,565
Terphane cash and cash equivalents as of June 30, 2024	(2,871)

Cash and cash equivalents as shown on the unaudited pro forma condensed consolidated balance sheet	$56,694

a.

Purchase price adjustment includes items specified in the terms of the Purchase and Sale Agreement, including preliminary estimates for closing net working capital, closing indebtedness, retention incentives, and escrow funds.

b.

Represents the estimated impact of the costs associated with the Terphane Divestiture, such as legal, consulting, accounting fees and other professional services incurred to effect the Terphane Divestiture that are not already reflected in historical Tredegar or Terphane results.

c.

Represents Brazilian withholding tax paid to the Brazilian Tax Authorities on the Closing Date, which is a foreign tax credit for Tredegar that will reduce U.S. taxes to be paid over the next ten years.

d.

At closing, Tredegar received $60 million in cash, which is net of Terphane debt assumed by Oben of $20 million and Terphane cash retained by Oben of $2 million. Accordingly, on a cash-free and debt-free basis, the enterprise value of the Terphane Divestiture transaction at closing for Tredegar was $78 million. Tredegar anticipates receiving an additional $7 million in cash following the release of certain escrow funds within 120 days of closing. The total estimated proceeds from the Terphane Divestiture are required to be used to pay down the outstanding ABL Facility debt.

(ii)	Estimated loss on the Terphane Divestiture, assuming Tredegar had completed the transaction as of June 30, 2024, is as follows:

(in thousands)
Net cash proceeds	$59,565
Net assets sold	(31,762)
Realized accumulated other comprehensive loss:
Foreign currency translation adjustment	(100,379)
Gain on derivative financial instruments	60

Pre-tax loss on sale	$(72,516)
Estimated accrued tax expense (benefit)	(7,017)

Estimated after-tax loss on sale	$(65,499)

For purposes of the unaudited pro forma condensed consolidated balance sheet, the estimated loss recognized in retained earnings is based on the net carrying value of Terphane as of June 30, 2024 rather than as of the Closing Date. As a result, the estimated loss reflected herein may differ materially from the actual loss on the Terphane Divestiture as of the Closing Date because of the differences in the carrying value of assets and liabilities at the Closing Date.

(iii)	Includes an adjustment of $4.6 million for changes in deferred taxes as a result of the Terphane Divestiture.

(iv)	Includes an adjustment of $0.2 million for tax receivables and tax liabilities as a result of the Terphane Divestiture.

Note 3.

This adjustment reflects the estimated impact on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2024, of the $59.6 million net cash proceeds from the Terphane Divestiture required to be used to pay down the outstanding borrowings under the ABL Facility. As a result of the required repayment towards the outstanding ABL Facility debt, an adjustment has been made to the Tredegar historical ABL Facility interest expense. The additional $7 million expected to be released from escrow funds within 120 days of closing will also used to pay down the ABL Facility once received.

Note 4.

This adjustment reflects the income tax effects on an accrual basis of the adjustments describe herein using enacted statutory rates applicable in each period in which pre-tax adjustments were made.

Note 5.

On November 1, 2024, with the closing of the Terphane Divestiture, the ABL Adjustment Date (as defined in the ABL Facility as the earlier of September 30, 2025 or the date the Company receives the proceeds from Terphane Divestiture) has occurred.

Under the terms of the ABL Facility, certain domestic bank accounts are subject to blocked account agreements, each of which contains a springing feature whereby the lenders may exercise control over those accounts during a cash dominion period (any such period, a “Cash Dominion Period”). A Cash Dominion Period was implemented on the date the Company entered into the ABL Facility and remained in effect at all times prior to the ABL Adjustment Date. Prior to the ABL Adjustment Date, cash receipts that have not yet been applied to the ABL Facility were classified as restricted cash. Accordingly, this pro forma adjustment represents a reclassification to cash and cash equivalents as the unapplied cash receipts are no longer restricted after the ABL Adjustment Date.

Moreover, the ABL Facility has customary representations and warranties, including, as a condition to each borrowing, that all such representations and warranties are true and correct in all material respects (including a representation that no Material Adverse Effect (as defined in the ABL Facility) has occurred since December 31, 2022). In the event that Tredegar cannot certify that all conditions to the borrowing have been met, the lenders can restrict Tredegar’s future borrowings under the ABL Facility. As the Cash Dominion Period is no longer in effect, the outstanding debt under the ABL Facility (all contractual payments due on June 30, 2026) has been reclassified to long-term debt in the unaudited pro forma condensed consolidated balance sheet.

Note 6.

For the periods ended June 30, 2024, December 31, 2023, and December 31, 2022, the Company incurred non-routine legal, consulting, accounting fees and other professional services related to the Terphane Divestiture of $0.7 million, $5.0 million, and $0.5 million, respectively. These amounts are included in the Terphane Divestiture discontinued operations. There were no non-routine expenses incurred for the period ended December 31, 2021.